EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent to the incorporation by reference in Registration Statement No. 333-140096 on Form S-8 of Mutual Federal Bancorp, Inc. of our report dated March 24, 2009 appearing in this Annual Report on Form 10-K of Mutual Federal Bancorp, Inc. for the year ended December 31, 2008.

/s/Crowe Horwath LLP

Oak Brook, Illinois
March 24, 2009